Exhibit 3.2

Execution Version

AMENDED AND RESTATED

BYLAWS OF

GCP APPLIED TECHNOLOGIES INC.

a Delaware corporation

ARTICLE I

OFFICE AND RECORDS

Delaware Office

1.1.

The Corporation shall have and maintain a registered office in the State of Delaware as required by law. The name and address of its registered agent in the State of Delaware is set forth in the Certificate of Incorporation of the Corporation (the Certificate of Incorporation).

Other Offices

1.2.

The Corporation may have such other offices, either within or without the State of Delaware, as the board of directors of the Corporation (the Board of Directors) may designate or as the business of the Corporation may from time to time require.

Books and Records

1.3.

The books and records of the Corporation may be kept at the Corporation’s principal executive offices or at such other locations outside the State of Delaware as may from time to time be designated by the Board of Directors.

ARTICLE II

STOCKHOLDERS

Annual Meeting

2.1.

The annual meeting of stockholders of the Corporation for the election of directors and the transaction of such other business as may properly come before it shall be held on such date, at such time and at such place, either within or without the State of Delaware, as may be fixed by the Board of Directors and set forth in the notice of meeting. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a) of the General Corporation Law of the State of Delaware (the DGCL).

Special Meetings

2.2.

Special meetings of the stockholders of the Corporation may be called only by the Board of Directors of the Corporation, and shall be called by the Secretary of the Corporation at the request of the Board of Directors or upon receipt of a written request to do so, specifying the matter or matters appropriate for action at such meeting, signed by holders of record of a majority of shares of stock that would be entitled to be voted on such matter or matters if the meeting were held on the date such request is received and the record date were the close of business on the preceding day. The Board of Directors may designate the place of meeting for any special meeting of the stockholders, and if no such designation is made, the place of meeting shall be the principal executive office of the Corporation.

Notice of Meetings

2.3.

Whenever stockholders are required or permitted to take any action at a meeting, unless otherwise provided in Section 2.7 of these Bylaws, a written notice of the meeting shall be given which shall state the place (if any), date and hour of the meeting, the means of communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Unless otherwise provided by law, and except as to any stockholder duly waiving notice, the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors, except that a meeting requested by the holders of record of shares of stock pursuant to Section 2.2 of these Bylaws may be postponed only by the holders of record that requested the meeting.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place (if any) thereof and the means of remote communications (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Quorum

2.4.

Except as otherwise provided by law or by the Certificate of Incorporation or by these Bylaws, at any meeting of stockholders the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the Voting Stock), either present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting. The chairman of the meeting or a majority of the voting power of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as provided in the last paragraph of Section 2.3 of these Bylaws. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Voting

2.5.

Whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote for the election of directors. In all matters other than the election of directors, except as otherwise required by law or by the Certificate of Incorporation or by these Bylaws, the affirmative vote of the holders of a majority of the shares of stock present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the stockholders.

Except as otherwise provided by law, or by the Certificate of Incorporation, each holder of record of stock of the Corporation entitled to vote on any matter at any meeting of stockholders shall be entitled to one vote for each share of such stock standing in the name of such holder on the stock ledger of the Corporation on the record date for the determination of the stockholders entitled to vote at the meeting.

Unless otherwise provided in the Certificate of Incorporation, the vote for directors shall be by written ballot; provided that the Board of Directors may authorize that such requirement of a written ballot may be satisfied by a ballot submitted by electronic transmission in accordance with the requirements of Section 211(e) of the DGCL. Otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.

Proxies

2.6.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Such proxy must be filed with the Secretary of the Corporation or the Secretary’s representative at or before the time of the meeting.

Stockholder Action by Written Consent

2.7.

Any action required or permitted to be taken by the stockholders of the Corporation at an annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, by a consent or consents as permitted by Section 228 of the DGCL and delivered to the Corporation as required by Section 228(a) of the DGCL. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given by the Secretary of the Corporation to those stockholders who have not consented in writing and who are entitled to receive the same under Section 228(e) of the DGCL.

Fixing of Record Date

2.8.

The Board of Directors, by resolution, may fix a date for determining the stockholders of record, which record date shall not be earlier than the date of such resolution. The record date shall be determined as follows:

(a)

The record date for determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof shall not be more than 60 nor less than 10 days before the date of the meeting. If no such record date is fixed by the Board of Directors, the record date shall be the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. The record date shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

(b)

The record date for determining the stockholders entitled to consent to corporate action in writing without a meeting shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no such record date is fixed by the Board of Directors, the record date shall be determined as follows:

(i)

if no prior action by the Board of Directors is required under the DGCL, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation pursuant to the requirements of Section 2.7 of these Bylaws; and

(ii)

if prior action by the Board of Directors is required under the DGCL, the record date shall be the close of business on the day on which the Board of Directors adopts a resolution taking such prior action.

(c)

The record date for determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall be not more than 60 days prior to such action. If no such record date is fixed by the Board of Directors, the record date for determining the stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

ARTICLE III

DIRECTORS

Number and Qualifications

3.1.

The entire Board of Directors shall consist of at least one (1) person and not more than nine (9) persons. The directors need not be stockholders of the Corporation. The number of directors may be changed by an amendment to these Bylaws.

Manner of Election

3.2.	The directors shall be elected as provided in Section 2.5 of these Bylaws.

Term of Office

3.3.

The term of office of each director shall be until the next annual meeting of the stockholders and until such director’s successor has been duly elected and has qualified or until such director’s earlier death, resignation or removal.

Duties and Powers; Committees

3.4.

The Board of Directors shall have control and management of the affairs and business of the Corporation. The directors may adopt such rules and regulations for the conduct of their meetings, for the conduct of stockholder meetings and the management of the Corporation as they may deem proper, not inconsistent with law or these Bylaws. The Board of Directors may designate one or more committees of the Board of Directors as the Board of Directors may determine, each committee to consist of one or more of the directors of the Corporation and to have such powers, authority and duties as shall from time to time be prescribed by the Board of Directors. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Meetings

3.5.

The Board of Directors shall meet for the election or appointment of officers and for the transaction of any other business as soon as practicable after the adjournment of the annual meeting of the stockholders, and other regular meetings of the Board of Directors shall be held at such times as the Board of Directors may from time to time determine.

At the written request of any two directors (or if the Board of Directors comprises of fewer than two directors, such fewer number of directors), the Board of Directors must call a special meeting of the Board of Directors to be held not more than seven days after receipt of such request.

Notice of Meetings

3.6.

No notice need be given of any regular meeting of the Board of Directors. Notice of special meetings shall be given to each director in person or by mail addressed to him at his last-known post office address, or by other means, at least two business days prior to the date of such meeting, specifying the time and place of the meeting and the business to be transacted thereat. Subject to Section 229 of the DGCL, at any meeting at which all of the directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

Place of Meeting

3.7.

The Board of Directors may hold its meetings either within or without the State of Delaware, at such place as may be designated in the notice of any such meeting and, in the absence of such designation, such meeting shall be held at the principal executive offices of the Corporation.

Quorum

3.8.

At any meeting of the Board of Directors, the presence of a majority of the total number of directors shall be necessary to constitute a quorum for the transaction of business. Should a quorum not be present, a lesser number may adjourn the meeting to some future time.

Voting

3.9.

At all meetings of the Board of Directors or any committee thereof, each director shall have one vote and the act of a majority present at a meeting at which a quorum is present shall be the act of the Board of Directors or of such committee.

Action Without a Meeting

3.10.

Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the directors or all of the members of such committee, as the case may be, consent thereto in the manner provided in Section 141(f) of the DGCL, and such consent is filed with the minutes of proceedings of the Board of Directors or committee as required or permitted by Section 141(f) of the DGCL.

Compensation

3.11.

Each director shall be entitled to receive for attendance at each meeting of the Board of Directors or of any duly constituted committee thereof such compensation and/or expense reimbursement as is determined by the Board of Directors.

Vacancies

3.12.

Any vacancy occurring in the Board of Directors, whether by death, resignation or otherwise (including any newly created directorship), may be filled by a majority vote of the remaining directors, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation(s) shall become effective. The director thus chosen shall hold office for the unexpired term of such director’s predecessor, if any, and until the election and qualification of such director’s successor or until such director’s earlier death, resignation or removal.

Removal of Directors

3.13.

Any director may be removed either with or without cause, at any time, by a vote of the stockholders holding a majority of the voting power of the Voting Stock, at any special meeting called for that purpose, or at the annual meeting.

Resignation

3.14.	Any director may resign at any time, such resignation to be made in writing. Any such resignation shall take effect immediately, unless the resignation is stated to be effective at a future date.

ARTICLE IV

OFFICERS

Officers and Qualifications

4.1.

The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, a Chief Financial Officer, and such other officers as the Board of Directors may determine. Any number of offices, except the offices of President and Secretary, may be held by the same person.

Election

4.2.	All officers of the Corporation shall be chosen by the Board of Directors at its meeting held immediately after the annual meeting of stockholders.

Term of Office

4.3.	Each officer shall hold office until such officer’s successor is duly elected and qualified, or until such officer’s earlier death, resignation or removal.

Resignation

4.4.

Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or one of the above-named officers. Unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Removal of Officers

4.5.	Any officer may be removed either with or without cause by the vote of a majority of the Board of Directors.

Duties of Officers

4.6.

The duties, powers and authority of the officers of the Corporation shall be as follows and as shall hereafter be set by resolution of the Board of Directors, subject always to the direction of the Board of Directors.

President

(a)	Subject to such duties and powers, if any, as may be given by the Board of Directors to any other officer of the Corporation:

(i)	The President shall be the chief executive and administrative officer of the Corporation.

(ii)	The President shall present at each annual meeting of the stockholders and directors a report of the condition of the business of the Corporation.

(iii)	The President shall appoint, discharge, and fix the compensation of all employees and agents of the Corporation other than the duly elected officers, subject to the approval of the Board of Directors.

(iv)

The President shall enforce these Bylaws and perform all duties incident to such office and which are required by law, shall see that all orders and resolutions of the Board of Directors are carried into effect, and, generally, shall supervise and control the business and affairs of the Corporation.

(v)	The President shall have the power and authority to execute and deliver in the name and on behalf of the Corporation any and all duly authorized agreements, documents and instruments.

(vi)	The President shall cause all books, reports, statements, and certificates to be properly kept and filed as required by law.

(vii)

The President shall enforce these Bylaws and perform all duties incident to such office and which are required by law, and, generally, shall supervise and control the business and affairs of the Corporation.

(viii)	The President shall have the power and authority to execute and deliver in the name and on behalf of the Corporation any and all duly authorized agreements, documents and instruments.

Vice President

(b)

During the absence or incapacity of the President, the Vice President shall perform the duties of the President, and when so acting, he shall have all the powers and be subject to all the responsibilities of the office of President and shall perform such duties and functions as the Board of Directors may prescribe. In the event that there is more than one Vice President, the Vice Presidents shall fulfill the duties of the President in order of seniority of election.

Secretary

(c) (i)	The Secretary shall keep the minutes of the meetings of the Board of Directors and of the stockholders in appropriate books.

(ii)	The Secretary shall attend to the giving of notice of special meetings of the Board of Directors and of all the meetings of the stockholders of the Corporation.

(iii)	The Secretary shall be custodian of the records and seal of the Corporation and shall affix the seal to corporate papers when required.

(iv)

The Secretary shall keep at the principal executive offices of the Corporation a book or record continuing the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, the number and class of shares held by them respectively, and the dates when they respectively became the owners of record thereof. The Secretary shall keep such book or record and the minutes of the proceedings of its stockholders open daily during the usual business hours, for inspection, within the limits prescribed by law, by any person duly authorized to inspect such records.

(v)	The Secretary shall attend to all correspondence and present to the Board of Directors at its meetings all official communications received by the Secretary.

(vi)	The Secretary shall perform all other duties incident to the office of Secretary of the Corporation.

Chief Financial Officer

(d) (i)

The Chief Financial Officer shall have the care and custody of and be responsible for all the funds and securities of the Corporation, and shall deposit such funds and securities in the name of the Corporation in such banks or safe deposit companies as the Board of Directors may designate.

(ii)

The Chief Financial Officer shall make, sign, and endorse in the name of the Corporation all checks, drafts, notes, and other orders for the payment of money, and pay out and dispose of such under the direction of the President or the Board of Directors.

(iii)

The Chief Financial Officer shall keep at the principal executive offices of the Corporation accurate books of account of all its business and transactions and shall at all reasonable hours exhibit books and accounts to any director upon proper application at the office of the Corporation during business hours.

(iv)

The Chief Financial Officer shall render a report of the condition of the finances of the Corporation at each regular meeting of the Board of Directors and at such other times as shall be required, and shall make a full financial report at the annual meeting of the stockholders.

(v)	The Chief Financial Officer shall perform all other duties incident to the office of Chief Financial Officer of the Corporation.

Other Officers

(e)	Other officers shall perform such duties and have such powers and authority as may be assigned to them by the Board of Directors.

Vacancies

4.7.	All vacancies in any office may be filled by the Board of Directors, either at regular meetings or at a meeting specially called for that purpose.

Compensation of Officers

4.8.	The officers shall receive such salary or other compensation as may be fixed by the Board of Directors.

ARTICLE V

SEAL

5.1.	The seal of the Corporation shall be in a form approved by the Board of Directors.

ARTICLE VI

SHARES

Certificates

6.1.	The shares of the Corporation shall be issued in uncertificated form.

Subscriptions

6.2.

Subscriptions to or purchases of the shares of stock of the Corporation shall be paid at such times and in such installments as the Board of Directors may determine. If default shall be made in the payment of any installment as required by such resolution, the Board of Directors may declare the shares and all previous payments thereon forfeited for the use of the Corporation in the manner prescribed by the DGCL.

Transfer of Shares

6.3.	The shares of the Corporation shall be assignable and transferable only on the books and records of the Corporation by the holder of record, or by his duly authorized attorney.

Holder of Record

6.4.

Before due instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the holder of record as the person exclusively entitled to vote, receive notifications and otherwise entitled to all the rights and powers of an owner, notwithstanding any notice to the contrary.

ARTICLE VII

DIVIDENDS

Declaration of Dividends

7.1.

The Board of Directors at any regular or special meeting may declare dividends payable out of legally available funds of the Corporation, whenever in the exercise of its discretion it may deem such declaration advisable. Such dividend may be paid in cash, property, or shares of the Corporation.

ARTICLE VIII

INDEMNIFICATION

Indemnification and Insurance

8.1.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a proceeding), by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as an employee or agent of the Corporation or as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan (an indemnitee), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (ERISA), penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 8.2 of this Article VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section 8.1 of this Article VIII shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an advance of expenses); provided, however, that an advance of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (an undertaking), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 8.1 of this Article VIII or otherwise.

8.2.

Any indemnification of a director or officer of the Corporation or advance of expenses (including attorneys’ fees, costs and charges) under Section 8.1 of this Article VIII shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 8.1 of this Article VIII), upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article VIII is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request.

8.3.

To obtain indemnification under this Article VIII, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 8.3, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change in Control” (as defined below) in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 8.1 of this Article VIII), the right to indemnification or advances as granted by this Article VIII shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 8.1 of this Article VIII, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Section 8.1 of this Article VIII shall be the same procedure set forth in this Section 8.3 of this Article VIII for directors or officers, unless otherwise set forth in the action of the Board of Directors providing indemnification for such employee or agent.

8.4.

If a determination shall have been made pursuant to Section 8.3 of this Article VIII that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 8.3 of this Article VIII.

8.5.

The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 8.3 of this Article VIII that the procedures and presumptions of this Article VIII are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article VIII.

8.6.

The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under these By-laws or under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification under this Article VIII shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article VIII is in effect. Any repeal or modification of this Article VIII or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal.

8.7.

The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

8.8.

Any person serving as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a subsidiary for this Article VIII) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

8.9.

Persons who after the date of the adoption of these By-laws become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article VIII in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article VIII shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

8.10.

For purposes of this Article VIII, references to the Corporation shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VIII with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

8.11.

If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under Section 8.2 of this Article VIII as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, penalties, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article VIII to the fullest extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

8.12.	Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or these By-laws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrines shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the United States District Court for the District of Delaware).

8.13.	For purposes of this Article VIII:

(a)	Disinterested Director means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(b)

Independent Counsel means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article VIII.

(c)

Change in Control has the meaning given such term in the GCP Applied Technologies Inc. Equity and Incentive Plan, as amended and restated on July 29, 2020, as the same may be amended or superseded from time to time.

8.14.

Any notice, request or other communication required or permitted to be given to the Corporation under this Article VIII shall be in writing and either delivered in person or sent by facsimile transmission, email, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

ARTICLE IX

AMENDMENTS

Manner of Amending

9.1.

The Bylaws may be altered, amended or repealed, or new Bylaws adopted by a majority of the entire Board of Directors at a regular or special meeting of the Board, or any unanimous written consent in lieu thereof taken in accordance with Section 3.10 of these Bylaws and Section 141(f) of the DGCL. However, any Bylaws adopted by the Board may be altered, amended, or repealed by the stockholders.

ARTICLE X

MISCELLANEOUS

Waiver of Notice

10.1.

Whenever notice is required to be given by the Certificate of Incorporation, these Bylaws or any provision of the DGCL, a written waiver thereof, signed by the person entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time required for such notice, shall be deemed to be equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any such written waiver of notice or any waiver by electronic transmission.

Fiscal Year

10.2.	The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

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